UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2007

Pemco Aviation Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13829	84-0985295
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1943 North 50th Street

Birmingham, Alabama 35212

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (205) 592-0011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 17, 2007, at a special meeting held for that purpose, the stockholders of the registrant adopted and approved the Stock Purchase Agreement (the “Purchase Agreement”), dated July 11, 2007, between the registrant, WAS Aviation Services, Inc., an affiliate of Sun Capital (“WAS”), and Pemco World Air Services, Inc., a wholly-owned subsidiary of the registrant (the “Company”), pursuant to which the registrant agreed to sell all of the outstanding capital stock of the Company to WAS. On September 19, 2007, the sale of the Company to WAS pursuant to the Purchase Agreement was completed.

Pursuant to the Purchase Agreement, the purchase price was $43.0 million in cash, less (1) a purchase price holdback of $0.6 million for potential environmental remediation, (2) an offset of $5.75 million for the assumption of certain underfunded pension liabilities and (3) an initial working capital adjustment of approximately $3.3 million. Following the fifth anniversary of the closing, the environmental remediation holdback will be released to the registrant to the extent such amount has not been paid to WAS for losses occurring as a result of environmental remediation of the Company’s facilities.

The Company constituted the registrant’s commercial services segment and historically provided commercial aircraft maintenance and modification services to the owners and operators of large commercial aircraft. Under the terms of the Purchase Agreement, the Company will retain the name “Pemco,” and the registrant will continue to provide aircraft maintenance and modification services for government and military customers under the name “Alabama Aircraft Industries, Inc.”

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which was filed as Exhibit 10.1 to the current report on Form 8-K filed by the registrant on July 13, 2007.

The registrant issued a press release, dated September 19, 2007, which is filed as Exhibit 99.1 to this report and is incorporated herein by reference, announcing the completion of the sale of the Company pursuant to the Purchase Agreement.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the special meeting of stockholders described above, the stockholders also approved a proposal to amend the registrant’s certificate of incorporation to change the registrant’s name to “Alabama Aircraft Industries, Inc.” pursuant to the terms of the Purchase Agreement. On September 19, 2007, the registrant filed a Certificate of Amendment to the Certificate of Incorporation of Pemco Aviation Group, Inc. with the Secretary of State of the State of Delaware to reflect the name change, a copy of which is attached as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Exhibit
3.1	Certificate of Amendment to Certificate of Incorporation of Pemco Aviation Group, Inc., effective as of September 19, 2007.

99.1	Press release of Pemco Aviation Group, Inc., dated September 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2007	PEMCO AVIATION GROUP, INC.

	By:	/s/ Randall C. Shealy
	Name:	Randall C. Shealy
	Title:	Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit
3.1	Certificate of Amendment to Certificate of Incorporation of Pemco Aviation Group, Inc., effective as of September 19, 2007.

99.1	Press release of Pemco Aviation Group, Inc., dated September 19, 2007.